Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Rexit, Inc
(A Development Stage Company)

We hereby consent to the inclusion in this Registration Statement on form S-11/A of our report dated April 30, 2013 relating to the financial statements of Rexit, Inc.

We further consent to being named as “Experts” in accounting and auditing as defined in the report.

/s/ ZBS Group LLP
Plainview, New York
December 23, 2013

255 Executive Drive, Suite 400 Plainview, New York 11803
Tel: (516) 394-3344     Fax:  (516) 908-7867
www.zbscpas.com